Exhibit 10.8

CalAmp Corp. Amended and restated 2018 EMPLOYEE STOCK PURCHASE PLAN

Article I.
PURPOSE

The purposes of this CalAmp Corp. Amended and Restated 2018 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of CalAmp Corp., a Delaware corporation (the “Company”), and the other Participating Companies in acquiring a stock ownership interest in the Company, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Participating Companies.

This Plan includes two components: a Code Section 423 Component (the “Section 423 Component”) and a non-Code Section 423 Component (the “Non-Section 423 Component”). It is the intention of the Company to have the Section 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Section 423 Component, accordingly, shall be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options to purchase shares of the Company’s Common Stock under the Non-Section 423 Component, which does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted in separate Offering Periods pursuant to the provisions of such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Participating Companies in locations outside of the U.S.  Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Options intended to be granted under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the start of the applicable Offering Period.

Article II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1“Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator, whether now or hereafter existing (which, for avoidance of doubt, shall include any Subsidiary).

2.3“Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

Creel Doc # 447571

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2.4“Board” means the Board of Directors of the Company.

2.5“Change in Control” means the consummation of the first to occur of (a) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the complete liquidation or dissolution of the Company; (c) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any Subsidiary (as defined in the Company’s 2004 Incentive Stock Plan, as amended and restated effective July 28, 2017, as may be further amended from time to time) thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their related parties) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (d) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

2.7“Common Stock” means the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Article VIII.

2.8“Company” means CalAmp Corp., a Delaware corporation.

2.9“Compensation” of an Eligible Employee means the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Participating Company, including prior week adjustment, overtime payments, vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, commissions, incentive cash compensation and one-time cash bonuses (e.g., retention or sign on bonuses), but excluding education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Participating Company for the Employee’s benefit under any employee benefit plan now or hereafter established or, for Participants in non-U.S. jurisdictions, equivalent amounts as determined by the Committee. The Committee, in its discretion, may establish a different definition of Compensation on a prospective basis, which definition must be implemented on a uniform and nondiscriminatory basis for participation in each Offering Period in the Section 423 Component.

2.10“Effective Date” means the date on which the Plan is adopted by the Board.

2.11“Eligible Employee” means an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (b) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (c) such Employee’s customary employment is for twenty hours or less per week, (d) such Employee’s customary employment is for less than five months in any calendar year and/or (e) such

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Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Section 423 Component, participation in any Offering Period or the Option to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that, with respect to the Section 423 Component, any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e). With respect to the Non-Section 423 Component, all of the foregoing rules shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within a Participating Company so as to only designate some Employees of a Participating Company as Eligible Employees, and (ii) to the extent the foregoing eligibility rules are not consistent with applicable local laws.

2.12“Employee” means any officer or other employee who renders services to the Company or any Participating Company in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code.  For purposes of the Section 423 Component, “Employee” shall not include any director of the Company or a Participating Company who does not render services to the Company or a Participating Company as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Subsidiary and, for purposes of the Section 423 Component, meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). For purposes of the Section 423 Component, where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.13“Enrollment Date” means the first Trading Day of each Offering Period.

2.14“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2.16“Non-Section 423 Component” means the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted pursuant to the Plan to non-U.S. Eligible Employees.

2.17“Offering Document” shall have the meaning given to such term in Section 4.1.

2.18“Offering Period” shall have the meaning given to such term in Section 4.1.

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2.19“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of the Company’s Common Stock.

2.20“Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21“Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.22“Participating Company” means any present or future Subsidiaries or Affiliates of the Company as the Administrator shall from time to time designate; provided, however, that at any given time, a Subsidiary that is a Participating Company in the Section 423 Component will not be a Participating Company in the Non-Section 423 Component. The designation by the Administrator of Participating Companies and changes in such designations by the Administrator shall not require stockholder approval.  Only Subsidiaries may be designated as Participating Companies for purposes of the Section 423 Component, and if an entity does not so qualify, it shall automatically be deemed to be a Participating Company in the Non-Section 423 Component.

2.23“Plan” means this CalAmp Corp. Amended and Restated 2018 Employee Stock Purchase Plan, including both the Section 423 Component and the Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.24“Purchase Date” means the last Trading Day of each Purchase Period.

2.25“Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.26“Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.27“Section 409A” shall have the meaning given to such term in Section 12.14.

2.28“Section 423 Component” means those offerings of Options under the Plan that are intended to meet the requirements set forth in Section 423(b) of the Code.

2.29“Securities Act” means the Securities Act of 1933, as amended.

2.30“Share” means a share of Common Stock.

2.31“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other

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than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.32 “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

Article III.
SHARES SUBJECT TO THE PLAN

3.1Number of Shares.

Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,750,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Section 423 Component shall not exceed an aggregate of 1,750,000 Shares, subject to Article VIII.

3.2Stock Distributed.

Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

Article IV.
Offering Periods; Offering Documents; Purchase dates

4.1Offering Periods.

The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2Offering Documents.

Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)the length of the Purchase Period(s) within the Offering Period;

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(c)the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 2,000 Shares; and

(d)such other provisions as the Administrator determines are appropriate, subject to the Plan.

Article V.
ELIGIBILITY AND PARTICIPATION

5.1Eligibility.

Any Eligible Employee who shall be employed by the Company or a Participating Company on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, with respect to the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2Enrollment in Plan.

(a)Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Participating Company employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The designated percentage may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)A Participant may decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one decrease and one suspension (but no increases) to his or her payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period that is at least five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document).  In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)Except as otherwise set forth in Section 5.8 or in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

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5.3Payroll Deductions.

Except as otherwise provided in the applicable Offering Document or Section 5.8, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.

5.4Effect of Enrollment.

A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5Limitation on Purchase of Common Stock.

An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6Decrease or Suspension of Payroll Deductions.

Notwithstanding the foregoing, with respect to the Section 423 Component, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7Foreign Employees.

In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Participating Company outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom; provided, however, that, under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees participating in the applicable Offering Period and such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

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5.8Leave of Absence.

During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

Article VI.
grant and Exercise of rights

6.1Grant of Rights.

On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.  Further, the Administrator may limit the number or value of the Shares made available for purchase in a qualified period (e.g., 12 month period) by Participants in specified countries or working for specified Participating Companies, if necessary to avoid securities law filings, achieve tax objectives or to meet other Company compliance objectives in particular non-U.S. jurisdictions, provided that any such limitation is imposed under the Non-Section 423 Component or, with respect to the Section 423 Component, is imposed on an equal basis to all Participants participating in an Offering Period or as otherwise permitted in accordance with Section 423 of the Code.

6.2Exercise of Rights.

On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole Shares for the next Offering Period, unless otherwise required by local law for Participants in non-U.S. jurisdictions. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3Pro Rata Allocation of Shares.

If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i)

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continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4Withholding.

At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company or another Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or Participating Company to meet applicable withholding obligations, including any withholding required to make available to the Company or Participating Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.5Conditions to Issuance of Common Stock.

The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b)The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

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Article VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY; TRANSFER OF EMPLOYMENT

7.1Withdrawal.

A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period (or such shorter or longer period specified by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement.

7.2Future Participation.

A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Participating Company or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3Cessation of Eligibility.

Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

7.4Transfer of Employment.

A transfer of employment from the Company or a Participating Company to another shall not be treated as a termination of employment.  If a Participant transfers employment from the Company or any Participating Company participating in the Section 423 Component to a Participating Company participating in the Non-Section 423 Component, he or she shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately become a Participant in the current Offering Period under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the Section 423 Component, except for such modifications otherwise applicable for Participants to participate in such Offering Period. A Participant who transfers employment from a Participating Company participating in the Non-Section 423 Component to the Company or any Participating Company participating in the Section 423 Component shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which he or she is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

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Article VIII.
Adjustments upon Changes in Stock

8.1Changes in Capitalization.

Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2Other Adjustments.

Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)To provide that all outstanding rights shall terminate without being exercised.

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8.3No Adjustment Under Certain Circumstances.

No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component to fail to satisfy the requirements of Section 423 of the Code.

8.4No Other Rights.

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

Article IX.
Amendment, modification and termination

9.1Amendment, Modification and Termination.

The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Section 423 Component to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2Certain Changes to Plan.

Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, and with respect to the Section 423 Component, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3Actions In the Event of Unfavorable Financial Accounting Consequences.

In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code with respect to participation in any Offering Period under the Section 423 Component, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

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(a)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4Payments Upon Termination of Plan.

Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

Article X.
TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. The Plan shall be in effect until the tenth anniversary of the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 9.1 hereof.  No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

Article XI.
ADMINISTRATION

11.1Administrator.

Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2Action by the Administrator.

Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Participating Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3Authority of Administrator.

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The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)To designate from time to time which Subsidiaries of the Company shall be Participating Companies, which designation may be made without the approval of the stockholders of the Company.

(c)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)To amend, suspend or terminate the Plan as provided in Article IX.

(e)Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Section 423 Component be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code. For the avoidance of doubt, the Administrator shall also have the authority to determine which Participating Companies shall participate in the Non-Section 423 Component and which shall participate in the Section 423 Component.

11.4Decisions Binding.

The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

Article XII.
MISCELLANEOUS

12.1Restriction upon Assignment.

A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2Rights as a Stockholder.

With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

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12.3Interest.

No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4Designation of Beneficiary.

(a)A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6Equal Rights and Privileges.

Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Participants participating in the Non-Section 423 Component need not have the same rights and privileges as Employees participating in the Section 423 Component.

12.7Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

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12.8Reports.

Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9No Employment Rights.

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10Notice of Disposition of Shares.

Each Participant who is a participant in the Section 423 Component shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11Governing Law.

The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12Electronic Forms.

To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

12.13Rules for Foreign Jurisdictions.

Notwithstanding any provision to the contrary in the Plan, the Administrator may adopt such sub-plans or appendices relating to the operation and administration of the Plan as are necessary or appropriate to permit the participation in the Plan by Employees who are foreign nationals or employed in non-U.S. jurisdictions, which sub-plans or appendices may be designed to govern participation in Offering Periods under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator. The rules of such appendices or sub-plans may take precedence over other provisions of this Plan, with the exception of Articles III, IX and X, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plans or appendices. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions,

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determination of beneficiary designation requirements, and handling of stock certificates.  The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an Option granted under the Plan or during an Offering Period to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Options granted under the Plan or during the same Offering Period to Employees resident solely in the U.S. To the extent any sub-plan or appendix or other changes approved by the Administrator are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the change shall cause the Participating Companies affected thereby to be considered Participating Companies participating in an Offering Period under the Non-Section 423 Component instead of the Section 423 Component.  To the extent any Employee of the Company or a Participating Company in the Section 423 Component is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a U.S. citizen or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) and compliance with the laws of the foreign jurisdiction would cause the Section 423 Component or the grant of Options under the Section 423 Component to violate the requirements of Section 423 of the Code, such Employee shall be considered a Participant participating in an Offering Period under the Non-Section 423 Component. The Administrator shall not be required to obtain the approval of the stockholders of the Company prior to the adoption, amendment or termination of any such sub-plan, appendix, rules or procedures.

12.14Section 409A of the Code.

The Section 423 Component of the Plan is exempt from the application of Section 409A of the Code (“Section 409A”) and any ambiguities herein will be interpreted to so be exempt from Section 409A. The Non-Section 423 Component is intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an Option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

12.15Tax-Qualification.

Although the Company may endeavor to (a) qualify an Option for favorable tax treatment under the laws of the United States or non-U.S. jurisdictions or (b) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 12.14. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

12.16Language.

If a Participant has received this Plan or any document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

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CalAmp Corp. AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

1.Application

This Sub-Plan for International Participants in the CalAmp Corp. Amended and Restated 2018 Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to the rights granted to, and the shares of Common Stock purchased by, Eligible Employees in the countries set forth below.

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.  Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.Global Provisions

(a)Data Protection.  It shall be a term and condition for participation in the Plan that a Participant explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of a Participant’s personal “Data” (as defined below) by and among, as applicable, the Company, any Parent, Subsidiary or Affiliate and a Participant’s employing entity (the “Employer”), if different, and their affiliates (collectively, the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Data will be transferred to such stock plan service providers, as may be prudently selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere (and, if the Participant is a resident of a member state of the European Union, may be outside the European Economic Area) and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of all recipients of the Data by contacting his or her local human resources representative.  Each Participant hereby authorizes the Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Company will also make the Data available to public authorities where required under locally Applicable Law. A Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Participant’s local human resources representative. A Participant’s refusal to provide consent or withdrawal of consent may affect the Participant’s ability to participate in the Plan.  This section applies to information held, used or disclosed in any medium.

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If Participant resides in the UK or the European Union, the Company Group will hold, collect and otherwise process certain Data as set out in the applicable Company’s GDPR-compliant data privacy notice, which will be or has been provided to the Participant separately.  All personal data will be treated in accordance with applicable data protection laws and regulations.

(b)Acknowledgment of Nature of Plan and Rights.  In participating in the Plan, each Participant acknowledges that:

(i)for employment and labor law purposes, the rights granted and the shares of Common Stock purchased under the Plan are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company, any Parent, Subsidiary or Affiliate or the Employer, and the award of rights is outside the scope of Participant’s service contract, if any;

(ii)for employment and labor law purposes, the rights granted and the Shares purchased under the Plan are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Parent, Subsidiary or Affiliate of the Company;

(iii)the rights and the shares of Common Stock purchased under the Plan are not intended to be an integral component of compensation or to replace any pension rights or compensation;

(iv)neither the rights nor any provision of the Plan or the policies adopted pursuant to the Plan confer upon any Participant any right with respect to service or continuation of current service and shall not be interpreted to form a service contract or relationship with the Company or any Parent, Subsidiary or Affiliate;

(v)the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(vi)if the underlying shares of Common Stock do not increase in value, the right may have no value; and

(vii)if a Participant acquires shares of Common Stock, the value of the shares of Common Stock acquired upon purchase may increase or decrease in value, even below the Purchase Price.

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CalAmp Corp. AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

CANADA

1.Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Canada for the purpose of payment of taxes or who exercise all of their employment duties in Canada and forms an integral part of the Plan and Sub-Plan.

2.Language Consent

The parties acknowledge that it is their express wish that the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

3.Termination of Employment

The following provision replaces Section 7.3 of the Plan:

In the event of a termination of an Eligible Employee’s employment, the Eligible Employee’s right to purchase Shares under the Plan, if any, will terminate, and he or she shall be deemed to have elected to withdraw from the Plan, effective as of the Eligible Employee’s Termination Date.

“Termination Date” means in respect of an Eligible Employee whose employment, term or office with a Participating Company terminates for any reason, including by reason of retirement, resignation, death, disability, termination without cause, termination for cause (being the unilateral termination of an Eligible Employee’s employment by a Participating Company for a reason or reasons that are recognized under applicable law as justifying such termination of employment without the requirement to give any notice of the termination of employment to the Eligible Employee or provide pay in lieu of such notice), the last day of the Eligible Employee’s employment or term of office with a Participating Company, which in the event of a termination without cause shall include any statutory period of notice of termination or pay in lieu but shall exclude any additional notice or severance periods or pay in lieu in respect of which the Eligible Employee is in receipt of or may be eligible to receive at common law, pursuant to a contract, or otherwise. For greater certainty, (a) a Termination Date shall be determined without reference to any statutory severance or any contractual or common law notice of termination or pay in lieu that the Participant is entitled to or in receipt of; and (b) in no event will the Eligible Employee receive less than that required by applicable minimum employment standards legislation. The Administrator shall have the exclusive discretion to determine when the Eligible Employee is no longer employed for purposes of the Plan in accordance with the Plan documents and applicable law.

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The payroll deductions credited to such Eligible Employee’s account during the Offering Period shall be paid to such Eligible Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4 of the Plan, as soon as reasonably practicable and such Eligible Employee’s rights for the Offering Period shall be automatically terminated on the effective date described in the previous paragraph.

4.APPROVED LEAVES OF ABSENCE

An Eligible Employee who is on an Approved Leave (as defined below) may, by written election, elect to suspend participation in the Plan, or, as applicable: (i) have payroll deductions in respect of the Plan continue; or (ii) where payroll deductions are not possible because the Approved Leave is unpaid, make cash payments to the Company, in the time and manner prescribed by the Company, with such payments to be equal to the amount of payroll deduction in effect in respect of the Plan for the pay period immediately prior to the Approved Leave.

“Approved Leave” means: (i) a paid leave of absence, approved by a Participating Company and paid through a Participating Company’s payroll, including, for greater certainty, a leave during which the Eligible Employee is in receipt of short-term disability benefits; or (ii) an unpaid leave of absence taken in accordance with applicable employment standards legislation during which the applicable legislation requires that the Eligible Employee be permitted to elect to continue participation in the Plan during the leave.

For greater certainty, a leave during which the Eligible Employee is in receipt of long-term disability benefits will not be considered an “Approved Leave.”  To the extent a full Offering Period lapses without an Eligible Employee actively contributing to the Plan for such Offering Period, such Eligible Employee shall be considered to have reached his or her Termination Date, for purposes of the Plan, as of the last day of such Offering Period in accordance with Section 3 above.

5.Data Protection

The Company collects and processes various types of information that is used to administer or support the Plan. “Personal Information” means information that can be used to identify or authenticate an individual but does not include business contact information and publicly available information.

In addition to the global provisions of the Sub-Plan, each Eligible Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant Personal Information from all personnel, professional or not, involved in the administration and operation of the Plan, where necessary or inadvertent, including personal biographical information (including an Eligible Employee’s name, address, gender and date of birth), tax reporting information (including a Social Insurance Number and citizenship information), as well as contact information.  Each Eligible Employee further authorizes the Company Group and the Administrator to disclose and discuss the Plan with their advisors, to the extent reasonably necessary to administer the Plan, including in relation to audits and communication of the Plan.  Each Eligible Employee further authorizes the Company Group and the Administrator to record Personal Information and Plan information, and to keep such information in the Eligible Employee’s employee file.

The Company affirms its commitment to ensure that all Personal Information of Eligible Employees collected, maintained and used, is kept confidential and used only for the purposes for which it is intended, and assumes responsibility for safeguarding such Personal Information in accordance with the Plan requirements and all applicable laws.

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In the event of a security breach, the Company will take reasonable steps to comply with all applicable breach notification processes in accordance with applicable law. A security breach occurs when the security or confidentiality of Personal Information is comprised, and includes the unauthorized collection, use, or disclosure of Personal Information.

The measures that the Company will undertake to safeguard the security of Personal Information collected include, but are not necessarily limited to, taking the following steps commensurate with industry standards, as applicable: (i) limiting employee and contractor access to Personal Information; (ii) securing business facilities, data centres, paper files, services back-up systems and computing equipment; (iii) implementing network, device, database, and platform security in accordance with industry standards; (iv) securing information transmission, storage and disposal; (v) implementing appropriate personnel security and integrity procedures sand practices; and (vi) providing appropriate privacy and information security training to employees.

The administration of the Plan might entail storage of Personal Information outside of Canada, including in the following countries: United States of America. Eligible Employees will be clearly informed of such storage outside Canada and any changes thereto, and be provided with the contact information of an individual who can answer questions regarding the collection and use of Personal Information.

6.Notifications

(a)Securities Law Information.  Each Eligible Employee understands that the Eligible Employee is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

(b)Foreign Asset/Account Reporting Information.  If a Participant is a Canadian resident, such Participant may be required to report his or her foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold at any time in the year.  Foreign property includes Shares acquired under the Plan.  The Shares must be reported, generally at a nil cost, if the cost threshold is exceeded because of other foreign property the Participant holds.  If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if a Participant owns other Shares, this ACB may have to be leveraged with the ACB of the other Shares.  The form T1135 generally must be filed by April 30 of the following year.

A Participant should note that this information is provided as a summary of applicable requirements and does not constitute tax advice. The tax consequences and tax reporting requirements related to participation in the Plan are subject to change. A Participant should further consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

7.Tax Consequences

The following provision supplements Section 6.4 of the Plan:

Regardless of any action the Company or the Employer takes with respect to satisfying its obligations to withhold any or all statutorily prescribed amounts, including income tax (including foreign, federal, provincial, and local tax), Canada Pension Plan (“CPP”) contributions, any payroll tax, payment on account, or other items or amounts related to a Participant’s participation in the Plan and legally applicable to a Participant (“Withholding Taxes”), the ultimate liability for all Withholding Taxes legally due by a Participant is and remains such Participant’s responsibility and may exceed the amount actually

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withheld by the Company and/or the Employer.  Neither the Company and/or the Employer (i) make any representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of rights under the Plan, including but not limited to, the grant, vesting, exercise of the right, the issuance of Shares upon exercise, the subsequent sale of Shares acquired pursuant to the exercise of the right and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the rights under the Plan to reduce or eliminate a Participant’s liability for Withholding Taxes or achieve any particular tax result.  Further, if a Participant has become subject to tax in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction. Prior to any relevant taxable or tax withholding event (“Tax Date”), as applicable, a Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Withholding Taxes.  In this regard, the Company and/or the Employer or their respective agents are authorized, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (A) accept a cash payment in USD in the amount of Withholding Taxes, (B) withhold whole Shares which would otherwise be delivered to a Participant having an aggregate fair market value, determined as of the Tax Date, or withhold an amount of cash from the Participant’s wages or other cash compensation which would otherwise be payable to the Participant by the Company and/or the Employer, equal to the amount necessary to satisfy any such obligations, (C) withhold from proceeds of the sale of Shares acquired upon exercise of the right either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom a Participant has submitted an irrevocable notice of exercise.  To avoid negative accounting treatment, the Company may withhold or account for Withholding Taxes by considering applicable minimum statutory withholding rates.  If the obligation for Withholding Taxes is satisfied by withholding in Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares subject to the right, notwithstanding that a number of Shares are held back solely for the purpose of paying the Withholding Taxes.  Finally, a Participant shall pay to the Company or the Employer any amount of Withholding Taxes that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company shall have sole discretion to deliver the Shares if a Participant fails to comply with such Participant’s obligations in connection with the Withholding Taxes as described in this section and each Participant unconditionally consents to and approves any such action taken by the Company.  A Participant (or any beneficiary or person entitled to act on a Participant’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company.

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CalAmp Corp. AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

ITALY

1.APPLICATION

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Italy for the purpose of payment of taxes or who exercise all of their employment duties in Italy and forms an integral part of the Plan and Sub-Plan.

2.ACKNOWLEDGEMENT

By participating in the Plan, the Eligible Employee acknowledges that he or she has received a copy of the Plan (including the Sub-Plan) and a subscription agreement and has reviewed the Plan (including the Sub-Plan) and the subscription agreement in their entirety and fully accepts all provisions thereof.  [By participating in the Plan, the Eligible Employee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of the Plan, the Sub-Plan and the subscription agreement. If the Eligible Employee has received the Plan, the Sub-Plan or the subscription agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.]1 The Eligible Employee further acknowledges that he or she has read and specifically and expressly approves the following provisions of the Plan, the Sub-Plan and the subscription agreement: (i) payroll deduction authorization; (ii) responsibility for taxes; (iii) acknowledgment of nature of plan and rights; (iv) data protection; (v) governing law and venue; and (vi) amendment, modification or termination of the Plan.

3.FOREIGN ASSET AND ACCOUNT REPORTING INFORMATION

Italian residents who, at any time during the fiscal year, hold foreign financial assets (e.g., Shares) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due.  The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad.  The Eligible Employee should consult his or her personal legal advisor to ensure compliance with applicable reporting requirements.

4.FOREIGN ASSET TAX INFORMATION

The value of financial assets held outside Italy (including shares of Common Stock acquired under the Plan) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year.

[1]	Note to Company / Italian counsel: Consider including this language in Italian as well.

US-DOCS\100980983.5

CalAmp Corp. AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

JAPAN

1.APPLICATION

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Japan for the purpose of payment of taxes or who exercise all of their employment duties in Japan and forms an integral part of the Plan and Sub-Plan.

2.DATA PROTECTION

It shall be a term and condition of each award granted under this section that the Eligible Employee agrees and consents to the following:

(a)the collection, receipt, use, retention and transfer, in electronic or other form, of his or her personal data by and among the Company, its Parent, its Subsidiaries, Affiliates and third party vendors for the exclusive purpose of implementing, administering and managing the Eligible Employee’s awards under the Plan and the acquisition of shares of Common Stock pursuant to the Plan;

(b)that the Eligible Employee’s personal data, including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, job and payroll location, data for tax withholding purposes and stocks awarded, cancelled, exercised, vested and unvested may be transferred to third parties assisting in the implementation, administration and management of the Eligible Employee’s awards under the Plan and the acquisition of shares of Common Stock pursuant to the Plan and the Eligible Employee expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s);

(c)that the recipients of the foregoing information may be located in the Eligible Employee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Eligible Employee’s country;

(d)that data will be held only as long as is necessary to implement, administer and manage the Eligible Employee’s awards under the Plan and the acquisition of shares of Common Stock pursuant to the Plan;

(e)that the Eligible Employee may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s local legal or human resources department representative; and

(f)that refusing or withdrawing his or her consent may affect his or her ability to accept an award under the Plan.

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For more information on the consequences of the Eligible Employee’s refusal to consent or withdrawal of consent, the Eligible Employee may contact the Company’s local legal or human resources department representative.

3.NOT A CONTRACT OF EMPLOYMENT

Notwithstanding any other provision of this Plan:

(a)the Plan shall not form part of any contract of employment between the Company or any Parent or Subsidiary and an Eligible Employee;

(b)unless expressly so provided in his or her contract of employment, an Eligible Employee has no right or entitlement to be granted an award or any expectation that an award might be made to him or her, whether subject to any conditions or at all;

(c)the value of the awards under the Plan are outside the scope of an Eligible Employee’s employment contract, if any;

(d)the value of the awards under the Plan are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(e)no claim or entitlement to compensation or damages arises if the awards under the Plan or the Common Stock issued pursuant to the Plan do not increase in value and each Eligible Employee irrevocably releases the Company, its Parent, its Subsidiaries, Affiliates and third party vendors from any such claim that does arise;

(f)the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights and if an Eligible Employee ceases to be employed by the Company or any Parent or Subsidiary, the Eligible Employee shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any awards held by him or her which lapse by reason of his ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(g)the Eligible Employee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain shares of Common Stock, or any interest in shares of Common Stock pursuant to an award in consequence of the loss or termination of his office or employment with the Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair);

(h)the rights of the Eligible Employee under the Plan and any agreement in connection therewith is between the Eligible Employee and the Company, and the Eligible Employee’s local employer is not a party to such agreements; and

(i)by accepting the grant of an award and not renouncing it, the Eligible Employee is deemed to have agreed to the provisions of this Section 3.

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4.TAX CONSEQUENCES

(a)The Eligible Employee agrees, to the fullest extent permitted by law, to indemnify and keep indemnified the Company, its Parents and any Subsidiaries from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an award under this section; (ii) the acquisition by the Eligible Employee of shares of Common Stock pursuant to the exercise of an award under this section; or (iii) the disposal of any shares of Common Stock (a “Tax Liability”).

(b)Without prejudice to the terms of the Plan, an award under this section cannot be exercised, and no shares of Common Stock may be purchased with respect thereto, until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the award and/or the acquisition of the shares of Common Stock by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company, the Company or the Employer, the Parent or any Subsidiary may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee; or

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Common Stock (otherwise to be acquired by the Eligible Employee on the exercise of the award) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares of Common Stock otherwise to be acquired by the Eligible Employee pursuant to the award until the Eligible Employee has demonstrated to the satisfaction of the Company or the Employer that he or she has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the award, a deduction from the payment made to him or her as consideration for such release or assignment.

(c)Paragraph (b) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Common Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the award, paid to the Company or the Employer, in cleared funds, a sum equal to the applicable Tax Liability.

5.NO REGISTRATION

An option to receive shares under the Plan will be offered in Japan by a private placement to small number of subscribers (shoninzu muke kanyu), as provided under Article 23-13, Paragraph 4 of the Financial Instruments and Exchange Law of Japan (“FIEL”), and accordingly, the filing of a securities registration statement pursuant to Article 4, Paragraph 1 of the FIEL has not been made, and such option may not be assigned or transferred by the participant.

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CalAmp Corp. AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

MEXICO

1.APPLICATION

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Mexico for the purpose of payment of taxes or who exercise all of their employment duties in Mexico and forms an integral part of the Plan and Sub-Plan.

2.PAYROLL WITHHOLDING AUTHORIZATION

In order to purchase Common Stock under the Plan, each Eligible Employee must sign a payroll withholding authorization in such form distributed to Participant by the Company or by the Employer (which form may be in addition to the subscription agreement), whereby the Participant requests and authorizes the Employer to withhold from the Participant’s Compensation the amount specified in such payroll authorization form and/or subscription agreement. A Participant’s authorized withholding will continue until the participant files the prescribed notification form with the Administrator notifying it of the Participant’s withdrawal from the Plan.

3.ACKNOWLEDGMENT OF THE AGREEMENT

By participating in the Plan, Participant acknowledges that Participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan.  Participant further acknowledges that Participant has read and expressly approves the terms and conditions set forth in the subscription agreement, in which the following is clearly described and established: (i) Participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) Participant’s participation in the Plan is voluntary; (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the underlying shares; (v) Participant’s participation in the Plan may not be constructed or interpreted to create an employment relationship with the Company. The Participant expressly acknowledges that there is no element of subordination between the Participant and the Company, its employees, directors, representatives, and its members of the Board of Directors; Therefore, the Participant expressly recognizes that his/her sole employer is and will be LoJack Mexicana S.A. de C.V; (vi) Participant further recognizes that the Plan and any benefits or payments that may derive thereof shall never be considered as part of the Participant’s normal or expected salary or total compensation derived from the Participant’s employment relationship with LoJack Mexicana S.A. de C.V; for any purpose, including, but not limited to, calculating any severance in terms of the Mexican Federal Labor Law, bonuses, long-service awards, pension or retirement benefits or similar payments; and (vii) Participant expressly agrees that it is its sole obligation to pay any tax due in relation to the Plan; Therefore, the Participant releases the Company and LoJack Mexicana S.A. de C.V from any tax withholding obligations which may derive from the Plan, on the understanding that the Participant shall comply with any and all applicable tax obligations.

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Reconocimiento del Contrato.  Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado “subscription agreement,” en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; (iv) la Compañía y sus Afiliadas no son responsables de ninguna manera por la disminución en el valor de las Acciones subyacentes; (v) su participación en el Plan no podrá entenderse como el inicio o la creación de una relación de trabajo con la Compañía, por lo que usted reconoce que no existe elemento de subordinación alguno entre usted y la Compañía, su empleados, directores, representantes o miembros del Consejo de Administración, reconociendo que su único y exclusivo patrón es LoJack Mexicana S.A. de C.V. (vi) usted reconoce que cualquier beneficio o pago que derive del Plan, no podrá ni deberá ser considerado como parte de su salario normal o esperada, o compensación total, derivada de su relación de trabajo con LoJack Mexicana S.A. de C.V., para ningún efecto, incluyendo de manera enunciativa mas no limitativa, pago de indemnización en términos de la Ley Federal del Trabajo, bonos, planes de pensión o retiro, o cualquier pago similar; y (vii) usted reconoce y acepta expresamente que es su única obligación pagar cualquier impuesto que se genere con relación al Plan; Por lo tanto, el Participante libera a la Compañía y LoJack Mexicana S.A. de C.V. de cualquier obligación de retención de impuestos que pueda derivarse del Plan, en el entendido de que el Participante deberá cumplir con todas y cada una de las obligaciones fiscales aplicables.

4.LABOR LAW POLICY AND ACKNOWLEDGMENT

By participating in the Plan, Participant expressly recognizes that CalAmp Corp., with registered offices at 15635 Alton Parkway, Suite 250, Irvine, California 92618, USA, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares does not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participation in the Plan do not establish any rights between Participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and/or LoJack Mexicana S.A. de C.V. and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment with LoJack Mexicana S.A. de C.V.

Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to participant.

Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Legislación Laboral y Reconocimiento.  Al participar en el Plan, usted reconoce expresamente que CalAmp Corp., con oficinas registradas en 15635 Alton Parkway, Suite 250, Irvine, California 92618, Estados Unidos de América, es únicamente responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el Plan sobre una base completamente mercantil.  Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no

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forman parte de las condiciones y/o prestaciones laborales que la Compañía y/o LoJack Mexicana S.A. de C.V. ofrecen, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral con LoJack Mexicana S.A. de C.V.

Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.

Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

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CalAmp Corp. AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

NEW ZEALAND

1.Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in New Zealand for the purpose of payment of taxes or who exercise all of their employment duties in New Zealand and forms an integral part of the Plan and Sub-Plan.

2.SECURITIES LAW INFORMATION

Warning: Employee is being offered the option to purchase shares of Common Stock in accordance with the terms of the Plan and the subscription agreement. The shares of Common Stock, if acquired, give Employee a stake in the ownership of the Company. Employee may receive a return if dividends are paid. If the Company runs into financial difficulties and is wound up, Employee will be paid only after all creditors have been paid. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is a small offer. As a result, Employee may not be given all the information usually required. Employee will also have fewer legal protections for this investment. Employee should ask questions, read all documents carefully and seek independent financial advice before making any decisions with respect to the Plan.

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CalAmp Corp. AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

UNITED KINGDOM

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in the United Kingdom for the purpose of payment of taxes or who exercise all of their employment duties in the United Kingdom and forms an integral part of the Plan and Sub-Plan.

For the purposes of Employees in the United Kingdom: (a) “Eligible Employee” shall include any person who is an Employee of the Company or a Subsidiary, regardless of whether their customary employment is: (i) for twenty hours or less per week; or (ii) for less than five months in any calendar year; and (b) an Employee’s employment relationship will not be deemed to have terminated on the first day following a period of leave exceeding three months, and the employment relationship will be governed by applicable laws and the contract of employment.

2.Tax Consequences

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company Group from and against any liability for or obligation to pay any tax liability being any liability for income tax, employee’s National Insurance contributions and (at the discretion of the Company) employer’s National Insurance contributions (or other similar obligations to pay tax and social security wherever in the world arising) (a “Tax Liability”) that is attributable to: (i) the grant or exercise of a right under the Plan; (ii) the acquisition by the Eligible Employee of Shares on exercise of the right; or (iii) the disposal of any shares of Common Stock (each, a “Taxable Event”).

(b)At the discretion of the Administrator, Options granted under the Plan cannot be exercised until the Eligible Employee has entered into an election with the Company or the Employer as appropriate (in a form approved by the Employer and HMRC) (a “joint election”) under which any liability of the Company Group for Employer’s National Insurance contributions arising in respect of the grant, exercise of or other dealing in the rights granted under the Plan, or the acquisition of shares of Common Stock on exercise of the right, is transferred to and met by the Eligible Employee.

(c)Without prejudice to the terms of the Plan, rights cannot be exercised until the Eligible Employee has made such arrangements as the Company Group may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the right and/or the acquisition of the shares of Common Stock by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company Group may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee;

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Common Stock (otherwise to be acquired by the Eligible Employee on the exercise of

US-DOCS\100980983.5

the right) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares of Common Stock, where the Company intends to sell the shares to meet the Tax Liability);

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares of Common Stock otherwise to be acquired by the Eligible Employee pursuant to the right until the Eligible Employee has demonstrated to the satisfaction of the Company Group that he has given irrevocable instructions to a third party (for example, a broker) satisfactory to the Company Group to sell a sufficient number of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the right, a deduction from the payment made to him as consideration for such release or assignment.

(d)Section 2(c) of this Sub-Plan will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Common Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the right, paid to the Company Group, in cleared funds a sum equal to the Tax Liability arising on the exercise of the right.

(e)The Eligible Employee agrees that if the Eligible Employee does not pay his or her Employer or the Company does not withhold from Eligible Employee the full amount of any Tax Liability within 90 days after the end of the tax year in which the Taxable Event occurred, or such other period specified in Section 222(1)(c) of the Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Eligible Employee to the Employer, effective 90 days after the end of the tax year in which the Taxable Event occurred.  The Eligible Employee agrees that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by the Eligible Employee, and the Company and/or the Employer may recover it at any time thereafter by: (i) withholding the funds from salary, bonus or any other funds due to the Eligible Employee by the Employer; (ii) withholding in Common Stock issued upon vesting and exercise of the Option or from the cash proceeds from the sale of Common Stock; or (iii) demanding cash or a cheque from the Eligible Employee.  The Eligible Employee also authorizes the Company to delay the issuance of any Common Stock to the Eligible Employee unless and until the loan is repaid in full.

3. NO EMPLOYMENT RIGHTS

Further to Section 12.9 of the Plan, the terms of Eligible Employee’s employment are not affected or changed in any way by the grant of any Options and neither the Plan nor the Sub-Plan afford the Eligible Employee any rights to compensation or damages including for loss or potential loss that the Eligible Employee may suffer by reason of being unable to exercise the Option as a result of the termination of the Plan or the Sub-Plan, lapse of the Option or the termination of Eligible Employee’s employment.

US-DOCS\100980983.5